FOR IMMEDIATE RELEASE

LCC Contact:
Nancy Feeney
Area Vice President, Marketing Communications
and External Relations
nancy_feeney@lcc.com
+1 703.873.2077

LCC International to Be TruePosition’s Exclusive Provider
Of E-911 RF Engineering Field Services

LCC Receives an Exclusive, Multi-Year Services Outsourcing Agreement with TruePosition

MCLEAN, VA– June 18, 2008 – LCC International, Inc. (NASDAQ:LCCI), a global leader in wireless voice and data turn-key services, today announced that it has signed definitive agreements with TruePosition, a leader in high-performance wireless location services, to deliver RF engineering field services to TruePosition in support of their E-911 service to the U.S. GSM carriers. Under the terms of the agreements, LCC will be TruePosition’s exclusive third party provider of RF engineering field services and will compensate TruePosition for the business based on an earn-out formula that begins after certain revenue milestones are reached. LCC will file a subsequent 8K that includes further details regarding the transaction.

TruePosition, Inc., a leading provider of wireless location solutions and a subsidiary of Liberty Media Corporation (attributed to its Liberty Capital Group) is headquartered in Berwyn, PA and delivers advanced location systems to GSM carriers in the U.S. in support of the FCC E-911 cellular location mandate. TruePosition’s location solutions address the FCC’s E-911 Phase II accuracy requirements and allow carriers to provide emergency responders pinpoint detail of a caller’s location. TruePosition’s wireless location technology is deployed in the AT&T and T-Mobile networks as well as several regional networks. LCC will provide the technical staff and engineering support services required by TruePosition for these E-911 networks.

“E-911 wireless location is a high growth area within the U.S. carrier market. We are pleased to expand LCC’s market presence by becoming the exclusive third party provider of wireless engineering services for TruePosition’s customers. TruePosition is recognized as a leader within the GSM community in providing E-911 location technologies. We look forward to a seamless integration of our services and personnel in support of these E-911 opportunities,” said Kenny Young, LCC President and Chief Operating Officer. “These agreements exemplify LCC’s ability to outsource and manage key wireless operations within the U.S. markets and allow us to maximize revenues as we leverage our existing scale and overhead. With our extensive engineering expertise and our outsourcing capabilities, LCC can deliver best in class services while helping customers gain network process efficiencies and reduce operating costs.”

“We are excited about the opportunity to leverage LCC’s service capabilities as TruePosition focuses on international expansion and supporting our U.S. customers’ efforts to meet the day to day challenges of E-911 location based services,” said Steve Stuut, President and CEO, TruePosition. “Our customers are facing increased demands to deliver high-performance wireless location systems. Our expertise is in wireless location technologies, both software and hardware. Our relationship with LCC will allow us to increase our focus towards our customers’ needs as we leverage LCC’s expertise,” concluded Mr. Stuut.

About TruePosition
TruePosition (www.trueposition.com) is one of the world’s leading providers of complete, wireless location solutions for the personal and public safety and government security markets. The company’s high-performance, turnkey and managed solutions include positioning technologies, applications, integration services, and technical support. These solutions meet demanding location requirements, including U.S. E911 and other emergency calling directives worldwide. Founded in 1993 and headquartered in the Philadelphia, PA (USA) area, TruePosition is owned by Liberty Media Corporation.

About LCC International, Inc.
Celebrating 25 years in the wireless industry, LCC International (NASDAQ: LCCI) is the recognized leader in providing wireless voice and data turn-key services to the telecommunications industry. Our service offering includes network services, business consulting, tools-based solutions, and training through our world-renowned Wireless Institute. The Company has worked with all major access technologies (including UMTS, EV-DO, HSDPA and WiMAX) and has participated in the success of some of the most sophisticated wireless systems in the world. LCC is unique in its ability to provide comprehensive turnkey services to wireless operators around the world. We bring local knowledge and global capabilities to our customers, offering innovative solutions, insight into cutting-edge developments and delivering solutions that increase business efficiencies. News and additional information are available at www.lcc.com.

Cautionary Note regarding forward-looking statements under the Private Securities Litigation Reform Act of 1995:

Information in this release regarding LCC’s expectations, beliefs, and intentions are forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to LCC as of the date of this release, which may change, and LCC assumes no obligation to update any such forward-looking statement. These statements are not guarantees. Factors that could cause or contribute to differences from such expectations include, but are not limited to risks associated with international operations, challenges and costs arising from integration of new operations and other factors that may affect our business are discussed in LCC’s filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q.

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